EXHIBIT 3(i).2

                Articles of Incorporation of SHP

                    ARTICLES OF INCORPORATION

                               OF

               SPECIALIZED HEALTH PROUDUCTS, INC.


     The undersigned, natural persons eighteen (18) years of age or older, acting under the Utah Revised Business Corporation Act, hereby adopt the following Articles of Incorporation for such corporation:


  ARTICLE FIRST

     Name:  The name of this corporation is SPECIALIZED HEALTH
PRODUCTS, INC.


  ARTICLE SECOND

     Duration: This corporation shall exist perpetually unless sooner dissolved by law.


  ARTICLE THIRD

     Purposes: The purpose or purposes for which this corporation is organized are:

     a. To engage in any lawful act or activity for which corporations may be organized under the Utah Revised
          Business Corporations Act.

     b. To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its own securities or to purchase its own shares; and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its own securities or to purchase its own shares; and to exercise as owner or holder of any securities, any and all rights, power and privileges in respect thereof.
     c. To become a partner (either general or limited or both) and to enter into agreements of partnership with one or more other persons or corporations for the purpose of carrying on any business whatsoever which this corpora tion may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business.

     d. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

     e. The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article Third shall be regarded as independent purposes and powers.]




  ARTICLE FOURTH

     Stock: The total number of authorized shares of this corporation shall be one hundred thousand (100,000) common voting shares with no par value. All of the shares of this corporation shall have the same rights and preferences. The shareholders of said stock shall have unlimited voting rights and a right to the net assets of the corporation upon dissolution.

     Any unissued shares of this corporation may be used, allotted and sold from time to time in such amounts and for such consideration as may be lawfully determined by the board of directors subject to the pre-emptive rights of the shareholders.



  ARTICLE FIFTH

     Pre-emptive Rights: The shareholders shall have pre-emptive rights to acquire additional shares of the corporation.


  ARTICLE SIXTH

     Directors' Contracts: No contract or other transaction between this corporation and one or more of its directors or any other person, partnership, corporation, firm, association or entity in which one or more of this corporation's directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the board of directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, and each such director of this corporation is hereby released from liability which might otherwise exist from such contract if:
(a) such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction and a majority of non-interested directors, or all non-interested directors in the case of a committee, vote to approve or ratify the contract or transaction; (b) such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.


  ARTICLE SEVENTH

     Cumulative Voting: At each election of directors, every shareholder entitled to vote at such election shall have the right to accumulate their votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of their shares, or by distributing such votes on the same principle among any number of such candidates.


  ARTICLE EIGHTH

     Amendment: These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.


  ARTICLE NINTH

     Initial Registered Office and Agent: The street address of this corporation's initial registered agent office is 420 West
1500 south, Bountiful, Utah 84010. The name of the initial registered agent at such address is Brad C. Robinson.


  ARTICLE TENTH

     Directors: The maximum number of directors constituting the initial board of directors of this corporation is seven. The minimum number of directors constituting the board of directors of this corporation is five.


  ARTICLE ELEVENTH

     Incorporators: The name and address of each Incorporator is:

     David A. Robinson
     420 West 1500 South
     Bountiful, Utah  84010
     Brad C. Robinson
     420 West 1500 South
     Bountiful, Utah  84010


                         ARTICLE TWELFTH

     Limitation of Directors' Liability: Pursuant to Section 16-10a-841 of the Utah Code Annotated, as amended, the directors shall have no personal liability for monetary damages for any action or failure to take any action; provided, however, that notwithstanding the foregoing, directors may be personally liable for monetary damages for: (1) the amount of financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or the shareholders; (3) voting for an unlawful distribution as defined by Section 16-10a-640 of the Utah Code, and laws amendatory thereto; or (4) an intentional violation of criminal law.



  ARTICLE THIRTEENTH

     Indemnification: The corporation may indemnify an individual against liability incurred in a proceeding where the individual was made a party to a proceeding because the person is or was a director or officer and if: (1) the individual's conduct was in good faith; (2) the individual reasonably believed that the conduct was in, or not opposed to, the corporation's best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

     The corporation will indemnify a director or officer who was successful, on the merits or otherwise, in defense of any proceeding, or in defense of any claim, issue, or matter in the proceeding, to which the individual was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the individual in connection with the proceeding or claim with respect to which the individual has been successful.

     The corporation may not indemnify a director or officer in connection with: (1) a proceeding by or in the right of the corporation in which the individual was adjudged liable to the corporation; or (2) any other proceeding charging that the individual derived an improper personal benefit, whether or not involving action in the individual's official capacity, in which proceeding the individual was adjudged liable on the basis that the individual derived an improper personal benefit.


     IN WITNESS WHEREOF, the undersigned, being the incorporators of the Corporation, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 17th day of November, 1993.



                                   /s/ David A. Robinson
_
                              David Robinson, Incorporator



                                   /s/ Brad Robinson
_
                              Brad Robinson, Incorporator


     The appointment of the undersigned as the initial registered agent of the Corporation is hereby accepted.



                                   /s/ Brad Robinson
_
                              Brad Robinson, Registered Agent